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                               CUSTODIAN AGREEMENT

     AGREEMENT made as of this November 1, 2005, between HSBC Investor Portfolios, a Massachusetts business trust on behalf of its series, the HSBC Investor High Yield Fixed Income Portfolio. HSBC Investor Funds, a Massachusetts business trust on behalf of its series, HSBC Investor High Yield Fixed Income Fund, and HSBC Investor High Yield Fixed Income Fund, Ltd., a Cayman Islands exempted company (collectively, the "Fund") and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has indicated its willingness to act as custodian of the portfolio securities and cash of the Fund, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

     1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

     2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

          2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Manager, and set forth in a certificate as required by Section 4 hereof.

          2.2 Manager. The term Manager shall mean HSBC Investments (USA) Inc..

          2.3 Security. The term security as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

          2.4 Portfolio Security. Portfolio Security will mean any security owned by the Fund.

          2.5 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

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          2.6 Book-Entry System. Book-Entry System shall mean the Federal
Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

          2.7 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Manager.

          2.8 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Manager accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices; the Fund hereby agrees that such procedures afford adequate safeguards for the Fund's assets.

     3. Separate Accounts. If the Fund has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of its series, any reference in this Agreement to any assets of the Fund, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable series, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual series and any obligation or liability of the Fund hereunder shall be binding only with respect to such individual series, and shall be discharged only out of the assets of such series.

     4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Persons, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification received by the Bank.

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     5. Custody of Cash. As custodian for the Fund, the Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Fund into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding units of the Fund, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

          5.1 Purchase of Securities. Upon the purchase of securities for the Fund, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

          5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement.

          5.3 Distributions and Expenses of Fund. For the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Manager, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

          5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

          5.5 Repayment of Loans. To repay loans of money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

          5.6 Repayment of Cash. To repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

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          5.7 Foreign Exchange Transactions.

               (a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

               (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, the Fund agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Fund on the Bank's books.

          5.8 Other Authorized Payments. For other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Manager signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

          5.9 Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     6. Securities.

          6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

               The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

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          6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

          6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Fund promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Fund of Proper Instructions regarding the Response (the "Response Deadline"). The Bank shall forward to the Fund via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly after receipt of such materials by the Bank.

               (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. on the date specified as the Response Deadline.

               (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

               (c) In the event that the Fund notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

               (d) Section 14.3(g) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

               (e) The Bank provides the ability for Funds to respond to Corporate Actions through electronic means using either (i) the Bank's InvestCaps function or (ii) appropriate SWIFT messaging. In the event any Fund or its agent provides a Corporate Action Response other than by the aforementioned electronic means, the Bank shall not be responsible for any delay or failure to process such Response in a timely manner. In addition, the Bank may assess additional processing fees to cover the cost of manually processing Corporate Actions Responses provided to the Bank other than by the aforementioned electronic means.

          6.4 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Manager specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for any

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subsequent changes to such arrangements following such approval, the Manager has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Manager has withdrawn its approval:

               (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

               (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

               (c) The Bank (or its agent) shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                    (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account; and

                    (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation of any transfers to or from the account of the Fund;

               (d) The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

          6.5 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Manager specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Manager has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Manager has withdrawn its approval:

               (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

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               (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

               (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

               (d) The Bank shall use its best efforts to provide that:

                    (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                    (ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                    (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                    (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with applicable recordkeeping requirements; and

                    (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

          6.6 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Manager specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Manager has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

               (a) The Bank will maintain all Book-Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

               (b) The records of the Bank with respect to the Fund's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Fund which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

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               (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

               (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund; and

               (e) The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

          6.7 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Manager specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank, and (ii) for each year following such approval the Manager has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Manager has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

          6.8 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund.

          6.9 Options and Futures Transactions.

               (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                    (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                    (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered

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to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

               (b) Puts, Calls and Futures Traded on Commodities Exchanges

                    (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                    (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph
(a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

          6.10 Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund.

               (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

                    (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                    (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                    (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                    (iv) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                    (v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Manager, or of the executive committee of the Manager signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

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               (b) Cash and/or Portfolio Securities may be withdrawn from a
Segregated Account pursuant to Proper Instructions in the following circumstances:

                    (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                    (ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Fund's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                    (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                    (iv) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account;

                    (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

                    (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

          6.11 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

          6.12 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.12, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

               (a) Upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

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

               (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

               (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

               (d) For the purpose of redeeming in-kind shares of the Fund upon authorization from the Fund;

               (e) In the case of option contracts owned by the Fund, for presentation to the endorsing broker;

               (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

               (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

               (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

               (i) for the purpose of delivering securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

               (j) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Manager, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

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

               (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     As to any deliveries made by the Bank pursuant to this Section 6.12, securities or cash receivable in exchange therefor shall be delivered to the Bank.

     7. Redemptions. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding common shares, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust and By-laws of the Fund (the "Articles"), from assets available for said purpose.

     8. Merger, Dissolution, etc. of Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will, after the payment to the Bank of the fees through the end of the then current term of this Agreement and disbursements and expenses of the Bank, deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Manager authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

     9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Fund or the transfer agent:

          9.1 Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

          9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

          9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

          9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

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

          9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

          9.6 Exchange interim receipts or temporary securities for definitive securities.

     10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

     11. Maintenance of Records. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its systems, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with applicable rules and regulations under the 1940 Act.

     The books and records maintained by the Bank on behalf of the Fund are the property of the Fund and will be surrendered upon request in accordance with
Section 16.

     12. RESERVED

     13. Additional Services. The Bank shall perform the additional services for the Fund as are set forth on Appendix A hereto. Appendix A may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund, at which time the fees shall be appropriately increased.

     14. Duties of the Bank.

          14.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

     The Bank will be under no duty or obligation to inquire into and will not be liable for:

               (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

               (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

               (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

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

               (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

               (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

               (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

          Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

          14.2 Agents and Subcustodians with Respect to Property of the Fund Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

          Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Fund to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Fund or any other person by reason of any act or omission of any such subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any subcustodian.

          14.3 Duties of the Bank with Respect to Property of the Fund Held Outside of the United States.

               (a) Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Bank to employ as sub-custodians for the Fund's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories customarily used by Bank for such purposes (each, a "Selected Foreign Sub-Custodian"). Upon receipt of Proper Instructions, the Bank and the Fund may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-Custodians for maintaining custody of the Fund's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented. The Bank shall serve as the Foreign Custody Manager delegate of the Fund's Board of Trustees for purposes of Rule 17f-5(c) under the 1940 Act.

               (b) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Bank and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Fund, the Fund authorizes the deposit in Euro-clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Portfolio Securities eligible for deposit therein and the use of

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

Euro-clear in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

               (c) Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the Foreign Portfolio Securities held by each Selected Foreign Sub-Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account Foreign Portfolio Securities and other assets of the Fund, and, in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

               (d) Agreements with Foreign Banking Institutions. Each of the agreements pursuant to which a foreign banking institution holds assets of the Fund (each, a "Foreign Sub-Custodian Agreement") shall be substantially in the form provided to the Fund and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as belonging to the Bank; (d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets of the Fund held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

               (e) Access of Independent Accountants of the Fund. Upon request of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

               (f) Reports by Bank. The Bank will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by Selected Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Fund and advice of any transfers of assets into or out of the accounts of such Selected Foreign Sub-Custodians.

               (g) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Fund held by a Selected Foreign Sub-Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, the Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

                    Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Fund and delivery of Foreign Portfolio Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to

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

a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                    In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Foreign Sub-Custodian, and shall promptly forward to the applicable Foreign Sub-Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Foreign Sub-Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

               (h) Liability of Selected Foreign Sub-Custodians. Each Foreign Sub-Custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and the Fund from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-Custodian Agreement. The Bank shall grant the Fund a right of subrogation with regard to the rights of the Bank as they affect the Fund under any applicable Foreign Sub-Custodian Agreement. The Fund acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions Governing the Euro-clear System, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euro-clear in connection with the Fund's securities and other assets.

               (i) Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall be the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund, or its partners or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Selected Foreign Sub-custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

          14.4 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

          14.5. Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein.

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The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

          Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

          14.6 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness and to the extent required by law, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

     15. Limitation of Liability.

          15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting from the gross negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party in the performance of its duties or reckless disregard of its duties hereunder. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

               (a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Manager, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

               (b) Any act or omission of any subcustodian selected by or at the direction of the Fund;

               (c) Any act or omission of any Selected Foreign Sub-Custodian to the extent to which such Selected Foreign Sub-Custodian is not liable to the Bank;

               (d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Fund, have not been registered in the name of the Bank or its nominee;

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

               (e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. on the date specified as the Response Deadline;

               (f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

               (g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the units of the Fund or (ii) the Yield Calculation; or

               (h) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

          15.2 Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     16. Termination.

          16.1 The term of this Agreement shall be one year commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

          16.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of the Bank's own selection which has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Manager. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

Custody Agrmt

          16.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel to the Fund in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

          16.4 The Fund shall reimburse the Bank for any reasonable expenses incurred by the Bank in connection with the termination of this Agreement.

          16.5 At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

     17. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

     18. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

               (a) In the case of notices sent to the Fund to:

                    HSBC Investor High Yield Fixed Income Portfolio HSBC Investor High Yield Fixed Income Fund
                    HSBC Investor High Yield Fixed Income Fund, Ltd. c/o BISYS Funds Services
                    3435 Stelzer Road
                    Columbus, Ohio 43219
                    Attention: President

               with a copy to:

                    HSBC Investor High Yield Fixed Income Portfolio HSBC Investor High Yield Fixed Income Fund
                    HSBC Investor High Yield Fixed Income Fund, Ltd. c/o HSBC Investments (USA) Inc.
                    452 Fifth Avenue, 18th floor
                    New York, New York 10018
                    Attention: President

               (b) In the case of notices sent to the Bank to:

Custody Agrmt

                    Investors Bank & Trust Company
                    200 Clarendon Street, P.O. Box 9130
                    Boston, Massachusetts 02117-9130
                    Attention: Carol Lowd, Senior Director - Client Management With a copy to: Andrew Josef, Assistant General Counsel or at such other place as such party may from time to time designate in writing.

     19. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

     20. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Manager; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

     21. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     23. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

     24. Limitation of Liability. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund

Custody Agrmt

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        HSBC INVESTOR PORTFOLIOS, on behalf of
                                        HSBC INVESTOR HIGH YIELD FIXED INCOME
                                        PORTFOLIO


                                        By: /s/ Richard A. Fabietti
                                            ------------------------------------
                                            Name: Richard A. Fabietti
                                            Title: President

                                        [SEAL]


                                        INVESTORS BANK & TRUST COMPANY


                                        By: /s/ Stephen DeSalvo
                                            ------------------------------------
                                            Name: Stephen DeSalvo
                                            Title: Managing Director


                                        HSBC INVESTOR FUNDS, on behalf of
                                        HSBC HIGH YIELD FIXED INCOME FUND


                                        By: /s/ Richard A. Fabietti
                                            ------------------------------------
                                            Name: Richard A. Fabietti
                                            Title: President


                                        HSBC INVESTOR FUNDS, on behalf of
                                        HSBC HIGH YIELD FIXED INCOME FUND LTD.


                                        By: /s/ Richard A. Fabietti
                                            ------------------------------------
                                            Name: Richard A. Fabietti
                                            Title: President

Custody Agrmt

                                   Appendices

          Appendix A............................ Additional Services

Custody Agrmt

November 1,2005

HSBC Investor Funds
Richard Fabietti
452 5th Avenue
New York, NY 10018

Dear Richard:

Reference is made to the Custody Agreement (the "Agreement"), dated as of November 1, 2005, between HSBC Investor Portfolios, a Massachusetts business trust on behalf of its series, the HSBC Investor High Yield Fixed Income Portfolio. HSBC Investor Funds, a Massachusetts business trust on behalf of its series, HSBC Investor High Yield Fixed Income Fund, and HSBC Investor High Yield Fixed Income Fund, Ltd., a Cayman Islands exempted company (collectively, the "Fund") and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

     Attached hereto is a fee schedule that sets forth the compensation, including fees and expenses, to be paid by the Fund to the Bank for the services provided under the Custody Agreement. By signing below, you acknowledge receipt of this schedule and agree to pay the Bank for all fees, expenses and other costs as set forth in the attached fee schedule.

[SEAL]

INVESTORS BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
----------------------------------------
Name: Stephen DeSalvo
Title: Managing Director

ACKNOWLEDGED AND AGREED

HSBC INVESTOR PORTFOLIOS, on behalf of
HSBC INVESTOR HIGH YIELD FIXED INCOME FUND


By:
    ------------------------------------
Name:
Title:

HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND


By:
    ------------------------------------
Name:
Title:


HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND LTD.


By:
    ------------------------------------
Name:
Title:

                            HSBC Investor Portfolios
                 HSBC Investor High Yield Fixed Income Portfolio
               HSBC Investor Funds, on behalf of its series, HSBC
                 Investor High Yield Fixed Income Fund, and HSBC
                   Investor High Yield Fixed Income Fund, Ltd.

                                  Fee Schedule

                                November 1, 2005

--------------------------------------------------------------------------------
                             Global Custody Services
--------------------------------------------------------------------------------

A.   Domestic Custody

     First 100 million of net assets per fund   3bp
     $100-200 million                           2bp
     Assets in excess of $200 million           1bp

     1.   Transaction-Based Charges (per transaction)

          a) DTC                                    $  10
          b) Fed Book Entry                         $  12
          c) Commercial Paper Depository Eligible   $  20
          d) Futures                                $  18
          e) Options                                $  18
          f) Eurodeposits                           $  18
          g) Incoming                               $   5
          h) Outgoing                               $7.50
          i) 3rd party FX                           $  75
          j) GNMA                                   $  25
          k) Paydowns                               $   5

* There are no transaction charges for FX contracts executed by Investors Bank.

B.   Foreign Custody

     Incremental basis point and transaction fees will be charged for all foreign assets for which Investors Bank acts as custodian. The asset based fees and transaction fees vary by country, based upon a global fee schedule. Local duties, script fees, reclaims, registration, exchange fees, and other foreign market charges are out-of-pocket.

                                              Investors Bank & Fund Confidential

     Investors Bank will require the Fund to hold all international assets at the subcustodian of our choice.

     The Fund is subject to an annual minimum fee of $50,000.

C.   Out-of-Pocket Expenses

     o    Printing, Faxing, Delivery & Postage

     o    Forms & Supplies

     o    Telecommunications

     o    Extraordinary Legal Expenses

     o    Support Equipment

     o    Travel

     o    Third Party Audit

     o    Micro Rental

     o    Storage

     o    International Corporate Actions

D. We allow the use of balance credit against fees (excluding out-of pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

E.   Systems

     The details of any systems work will be determined after a thorough business analysis. Any systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set-up and reporting extract set-up. Additional systems hours will be billed on a time and material basis.

F.   Payment

     Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on the information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges.

This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

                                              Investors Bank & Fund Confidential

Global Custody Fee Schedule

Country              Basis Point Charge   Trade
------------------   ------------------   -----
Argentina*                   17             75
Australia                     5             45
Austria                       5             60
Bangladesh                   41            150
Belgium                       5             60
Bermuda                      20             75
Bharain                      41            140
Botswana                     50            175
Brazil**                     18             65
Bulgaria                     40            125
Canada                        4             25
Chile                        45            100
China A Shares               10            100
China B Shares               10             60
Colombia***                  45            140
Croatia                      45            125
Cyprus                       50            150
Czech Republic               17             75
Denmark                       5             40
Egypt                        41            100
Estonia                      30            100
Euroclear                     3             20
Euroclear Equities            3             60
Finland                       5             50
France                        4             40
Germany                       4             25
Ghana                        50            200
Greece                       15             75
Hong Kong                     7             50
Hungary                      25             80
Iceland                       8             50
India                        20            150
Indonesia                    13             65
Ireland                       5             50
Israel                       20             70
Italy                         4             40
Japan                         4             25
Jordan                       41            120
Kazakhstan****               45            150
Kenya                        50            200
Korea                         8             60
Latvia                       30            125
Lebanon                      41            140
Lithuania                    20             75
Lithuania T Bills            25             75
Luxembourg                    5             60
Malaysia                     10             70
Mauritius                    41            140
Mexico                        8             40
Morocco                      40            150


                                                                     Page 1 of 2

                                              Investors Bank & Fund Confidential

                           Global Custody Fee Schedule

Country               Basis Point Charge   Trade
-------------------   ------------------   -----
Namibia                       50            200
Netherlands                    5             35
New Zealand                    5             50
Norway                         5             45
Oman                          41            140
Pakistan                      41            140
Peru                          35            100
Philippines                   13             65
Poland                        22            100
Portugal                      15            100
Romania                       45            125
Russia equities****           20            100
Russia Min Fins               18             75
Serbia & Montenegro           60            175
Singapore                      7             60
Slovakia                      20             75
Slovenia                      41            100
South Africa                   7             45
Spain                          5             60
Sri Lanka                     13             65
Swaziland                     50            200
Sweden                         5             35
Switzerland                    4             40
Taiwan                        10             60
Thailand                      10             60
Turkey                        15            100
UK*****                        3             27
Ukraine****                   60            250
Uruguay                       50            150
Venezuela**                   45            140
Zambia                        50            200
Zimbabwe                      50            175

Most common out of pocket charges:

* Bonds billed at face value

** Local administrator fees passed through as actuals

*** Local administration charge on month end market value each month. ($400 minimum, $4,000 maximum per account)+VAT

**** Transaction fees are charged for corporate actions. Registrar & depository fees are charged as actuals

***** $30 surcharge for non-STP trades

Euroclear charges apply to only approved continental European countries

All other local market Out-of Pocket charges, including Euroclear Cross Border fees, are passed through as actuals

                                              Investors Bank & Fund Confidential

November 1,2005

HSBC Investor Funds
Richard Fabietti
452 5th Avenue
New York, NY 10018

Dear Richard:

Reference is made to the Custody Agreement (the "Agreement"), dated as of November 1, 2005, between HSBC Investor Portfolios, a Massachusetts business trust on behalf of its series, the HSBC Investor High Yield Fixed Income Portfolio. HSBC Investor Funds, a Massachusetts business trust on behalf of its series, HSBC Investor High Yield Fixed Income Fund, and HSBC Investor High Yield Fixed Income Fund, Ltd., a Cayman Islands exempted company (collectively, the "Fund") and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

     Attached hereto is a fee schedule that sets forth the compensation, including fees and expenses, to be paid by the Fund to the Bank for the services provided under the Custody Agreement. By signing below, you acknowledge receipt of this schedule and agree to pay the Bank for all fees, expenses and other costs as set forth in the attached fee schedule.

[SEAL]

INVESTORS BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
    -------------------------------
Name: Stephen DeSalvo
Title: Managing Director


ACKNOWLEDGED AND AGREED

HSBC INVESTOR PORTFOLIOS, on behalf of
HSBC INVESTOR HIGH YIELD FIXED INCOME FUND


By:
    -------------------------------
Name:
Title:

HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND


By:
    -------------------------------
Name:
Title:


HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND LTD.


By:
    -------------------------------
Name:
Title:

November 1,2005

HSBC Investor Funds
Richard Fabietti
452 5th Avenue
New York, NY 10018

Dear Richard:

     Reference is made to the Custody Agreement (the "Agreement"), dated as of November 1st, 2005, by and between HSBC Investor High Yield Fixed Income Fund (the "Fund") and Investors Bank & Trust Company (the "Bank").

     Attached hereto is a fee schedule that sets forth the compensation, including fees and expenses, to be paid by the Fund to the Bank for the services provided under the Custody Agreement. By signing below, you acknowledge receipt of this schedule and agree to pay the Bank for all fees, expenses and other costs as set forth in the attached fee schedule.

INVESTORS BANK & TRUST COMPANY


By:
    -------------------------------
Name:
Title:


ACKNOWLEDGED AND AGREED

HSBC INVESTOR PORTFOLIOS, on behalf of
HSBC INVESTOR HIGH YIELD FIXED INCOME
PORTFOLIO


By: /s/ Richard A. Fabietti
    -------------------------------
Name: Richard A. Fabietti
Title: President


HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND


By: /s/ Richard A. Fabietti
    -------------------------------
Name: Richard A. Fabietti
Title: President

HSBC INVESTOR FUNDS, on behalf of
HSBC HIGH YIELD FIXED INCOME FUND LTD.


By: /s/ Richard A. Fabietti
    -------------------------------
Name: Richard A. Fabietti
Title: President

                            HSBC Investor Portfolios
                 HSBC Investor High Yield Fixed Income Portfolio
               HSBC Investor Funds, on behalf of its series, HSBC
                 Investor High Yield Fixed Income Fund, and HSBC
                   Investor High Yield Fixed Income Fund, Ltd.

                                  Fee Schedule

                                November 1, 2005

--------------------------------------------------------------------------------
                             Global Custody Services
--------------------------------------------------------------------------------

A.   Domestic Custody

     First 100 million of net assets per fund   3bp
     $100-200 million                           2bp
     Assets in excess of $200 million           1bp

     1.   Transaction-Based Charges (per transaction)

          a) DTC                                    $  10
          b) Fed Book Entry                         $  12
          c) Commercial Paper Depository Eligible   $  20
          d) Futures                                $  18
          e) Options                                $  18
          f) Eurodeposits                           $  18
          g) Incoming                               $   5
          h) Outgoing                               $7.50
          i) 3rd party FX                           $  75
          j) GNMA                                   $  25
          k) Paydowns                               $   5

* There are no transaction charges for FX contracts executed by Investors Bank.

B.   Foreign Custody

     Incremental basis point and transaction fees will be charged for all foreign assets for which Investors Bank acts as custodian. The asset based fees and transaction fees vary by country, based upon a global fee schedule. Local duties, script fees, reclaims, registration, exchange fees, and other foreign market charges are out-of-pocket.

                                              Investors Bank & Fund Confidential

     Investors Bank will require the Fund to hold all international assets at the subcustodian of our choice.

     The Fund is subject to an annual minimum fee of $50,000.

C.   Out-of-Pocket Expenses

     o    Printing, Faxing, Delivery & Postage

     o    Forms & Supplies

     o    Telecommunications

     o    Extraordinary Legal Expenses

     o    Support Equipment

     o    Travel

     o    Third Party Audit

     o    Micro Rental

     o    Storage

     o    International Corporate Actions

D. We allow the use of balance credit against fees (excluding out-of pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T- bill rate.

E.   Systems

     The details of any systems work will be determined after a thorough business analysis. Any systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set-up and reporting extract set-up. Additional systems hours will be billed on a time and material basis.

F.   Payment

     Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on the information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges.

This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

                                              Investors Bank & Fund Confidential

Global Custody Fee Schedule

Country               Basis Point Charge   Trade
-------------------   ------------------   -----
Argentina*                    17             75
Australia                      5             45
Austria                        5             60
Bangladesh                    41            150
Belgium                        5             60
Bermuda                       20             75
Bharain                       41            140
Botswana                      50            175
Brazil**                      18             65
Bulgaria                      40            125
Canada                         4             25
Chile                         45            100
China A Shares                10            100
China B Shares                10             60
Colombia***                   45            140
Croatia                       45            125
Cyprus                        50            150
Czech Republic                17             75
Denmark                        5             40
Egypt                         41            100
Estonia                       30            100
Euroclear                      3             20
Euroclear Equities             3             60
Finland                        5             50
France                         4             40
Germany                        4             25
Ghana                         50            200
Greece                        15             75
Hong Kong                      7             50
Hungary                       25             80
Iceland                        8             50
India                         20            150
Indonesia                     13             65
Ireland                        5             50
Israel                        20             70
Italy                          4             40
Japan                          4             25
Jordan                        41            120
Kazakhstan****                45            150
Kenya                         50            200
Korea                          8             60
Latvia                        30            125
Lebanon                       41            140
Lithuania                     20             75
Lithuania T Bills             25             75
Luxembourg                     5             60
Malaysia                      10             70
Mauritius                     41            140
Mexico                         8             40
Morocco                       40            150


                                                                     Page 1 of 2

                                              Investors Bank & Fund Confidential

                           Global Custody Fee Schedule

Country               Basis Point Charge   Trade
-------------------   ------------------   -----
Namibia                      50             200
Netherlands                   5              35
New Zealand                   5              50
Norway                        5              45
Oman                         41             140
Pakistan                     41             140
Peru                         35             100
Philippines                  13              65
Poland                       22             100
Portugal                     15             100
Romania                      45             125
Russia equities****          20             100
Russia Min Fins              18              75
Serbia & Montenegro          60             175
Singapore                     7              60
Slovakia                     20              75
Slovenia                     41             100
South Africa                  7              45
Spain                         5              60
Sri Lanka                    13              65
Swaziland                    50             200
Sweden                        5              35
Switzerland                   4              40
Taiwan                       10              60
Thailand                     10              60
Turkey                       15             100
UK*****                       3              27
Ukraine****                  60             250
Uruguay                      50             150
Venezuela**                  45             140
Zambia                       50             200
Zimbabwe                     50             175

Most common out of pocket charges:

* Bonds billed at face value

** Local administrator fees passed through as actuals

*** Local administration charge on month end market value each month. ($400 minimum, $4,000 maximum per account)+VAT

**** Transaction fees are charged for corporate actions. Registrar & depository fees are charged as actuals

***** $30 surcharge for non-STP trades

Euroclear charges apply to only approved continental European countries

All other local market Out-of Pocket charges, including Euroclear Cross Border fees, are passed through as actuals

                                              Investors Bank & Fund Confidential